Exhibit 5.1

633 West Fifth Street, Suite 4000
Los Angeles, California 90071-2007
Tel: +213.485.1234 Fax: +213.891.8763
www.lw.com
FIRM / AFFILIATE OFFICES

Barcelona	New Jersey
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Munich	Washington, D.C.

November 13, 2007
Avery Dennison Corporation
150 North Orange Grove Boulevard
Pasadena, California, 91103-3596

Re:	Registration Statement on Form S-3 of Avery Dennison Corporation
Ladies and Gentlemen:
          We have acted as special counsel to Avery Dennison, a Delaware corporation (the “Company”), in connection with the registration of shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), shares of the Company’s preferred stock, par value $1.00 per share (the “Preferred Stock”), depository shares of the Company (the “Depository Shares”), debt securities of the Company (the “Debt Securities”), warrants to purchase debt securities, common stock, preferred stock or depository shares of the Company (the “Warrants”), purchase contracts to purchase common stock, preferred stock or depository shares of the Company (the “Purchase Contracts”) and units consisting of a combination of two or more of the above securities (the “Units”). The Common Stock, Preferred Stock, Depository Shares, Debt Securities, Warrants, Purchase Contracts and Units are included in an indeterminate amount in a registration statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on November 13, 2007 (the “Registration Statement”), and the prospectus contained in the Registration Statement as shall be supplemented by one or more prospectus supplements (collectively, the “Prospectus”).
          This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the validity of the Common Stock and Preferred Stock and the issue of the Depositary Shares, the Debt Securities, the Warrants and the Purchase Contracts.
          As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agency within any state.

November 13, 2007

          Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:
     (1) When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor and in an amount not less than the par value thereof and in the manner contemplated by the Registration Statement and/or the applicable Prospectus and by such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassesable.
     (2) When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Certificate of Incorporation and authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the applicable Prospectus and by such corporate action, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.
     (3) When a deposit agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with such deposit agreement and authorized by all necessary corporate action of the Company, and the Depositary Shares have been duly executed, issued and delivered by the depositary against payment therefor in accordance with such deposit agreement and in the manner contemplated by the Registration Statement and/or the applicable Prospectus and by such corporate action (assuming the underlying Preferred Stock has been validly issued and deposited with the depositary), such Depositary Shares will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     (4) When an indenture has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of any particular Debt Security have been duly established in accordance with such indenture and authorized by all necessary corporation action of the Company, and when any such Debt Security has been duly executed, issued, authenticated and delivered by or on behalf of the Company against payment therefor in accordance with such indenture and in the manner contemplated by the Registration Statement and/or the applicable Prospectus and by such corporate action, such Debt Security will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
     (5) When a warrant agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, the specific terms of a particular issuance of Warrants have been duly established in accordance with such warrant agreement and authorized by all necessary corporate action of the Company, and the Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such warrant agreement and in the manner contemplated by the Registration Statement and/or the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

November 13, 2007

     (6) When any purchase contract agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, the specific terms of a particular issue of Purchase Contracts have been duly authorized and duly established in accordance with such purchase contract agreement and authorized by all necessary corporate action of the Company, and the Purchase Contracts have been duly executed, authenticated and delivered against payment therefor as contemplated by such purchase contract agreement, the Registration Statement and/or the applicable Prospectus and by such corporate action (assuming the securities issuable under the Purchase Contracts have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Purchase Contracts will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
          Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, and (n) the severability, if invalid, of provisions to the foregoing effect.
          With your consent, we have assumed (a) that each of the Depositary Shares, Debt Securities, Warrants, Purchase Contracts and the respective deposit agreements, indentures, warrant agreements and purchase contract agreements governing such securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (b) that each of the Documents will be duly authorized, executed and delivered by the parties thereto other than the Company, (c) that each of the Documents will constitute legally valid and binding

November 13, 2007

obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.
          This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Validity of Securities.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ LATHAM & WATKINS LLP